Exhibit 4(g)

                     CRESTAR FINANCIAL CORPORATION

                       BOARD OF DIRECTORS MEETING
                       Friday, September 23, 1994



RESOLUTIONS AUTHORIZING THE ISSUANCE OF UP TO $150 MILLION IN DEBT SECURITIES UPON TERMS DETERMINED BY THE PRICING COMMITTEE:


    WHEREAS, the Board of Directors of Crestar Financial Corporation on September 24, 1993 authorized the filing of a shelf registration for $300,000,000 of securities and appointed a Pricing Committee to establish the terms of any subordinated Debt Securities to be issued in connection with the shelf registration; and,

    WHEREAS, The Board of Directors has determined, upon the advice and recommendation of management, that there is a current need to raise capital to fund the Corporation's ongoing mergers and acquisitions program.


    NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors of Crestar Financial Corporation hereby authorizes the sale and issuance of up to $150 million in Debt Securities at such time and upon such terms and provisions as may be determined by the Pricing Committee in accordance with resolutions adopted by the board of Directors on September 24, 1993; and,


    BE IT FURTHER RESOLVED,that the Pricing Committee and other officers of the Corporation are authorized to take any and all actions necessary or advisable to effectuate the authorized sale and issuance of Debt Securities.



                  CRESTAR FINANCIAL CORPORATION
           PRICING COMMITTEE OF THE BOARD OF DIRECTORS

                           RESOLUTIONS
                         NOVEMBER 9, 1994



     RESOLVED, that the Company shall issue its subordinated notes registered pursuant to Registration Statement No. 33-50387 (the "Notes") with the following terms: (1) the Notes shall be designated "8 3/4 Subordinated Notes Due November 15, 2004", (2) the Notes shall have a maximum aggregate principal amount of $150,000,000, (3) the Notes shall mature and the principal thereon shall be due on November 15, 2004, (4) the Notes shall bear interest at the rate of 8 3/4% per annum from November 15, 1994, and the Company shall pay interest on the principal amount of the Notes semi-annually on May 15 and November 15 of each year to the persons in whose names the Notes are registered at the close of business on April 30 and October 31, as the case may be, next preceding such May 15 and November 15, (5) principal and interest on the Notes shall be payable at the office or agency of the Company in the Borough of Manhattan, the City and State of New York or the City of Richmond, Virginia or at any other office of the Company maintained by the Company for such purpose; provided, however, that the Company may, at its option, make interest payments by mailing a check to the address of the person entitled thereto as such address shall appear in the Note register, (6) the Notes shall be issued in denominations of $1,000 and integral multiples thereof, (7) the Notes shall be issued in whole in the form of a global security, and the depositary of the Notes shall be The Depository Trust Company,
(8) Crestar Bank shall be appointed to serve as authenticating agent for the Notes, (9) Crestar Bank and Chemical Bank each shall be appointed to act as paying agent for the Notes; provided, however, as long as the Notes are in the form of a global security the Notes shall be paid in accordance with the provisions of the applicable letter of representations and (10) the Notes shall have other terms as set forth in the form of certificate for such Notes attached hereto as Exhibit A; and further

     RESOLVED, that the form, terms and provisions of the proposed underwriting agreement (the "Underwriting Agreement") between the Company and Morgan Stanley & Co. Incorporated, as representative of the underwriters named therein, in the form attached hereto as Exhibit B, including pricing and other terms and conditions of the sale of the Notes, is hereby approved; and further

     RESOLVED, that the form of Note attached hereto as Exhibit A is hereby approved; and further


     RESOLVED, that the Authorized Officers hereby are authorized and directed to execute and deliver, on behalf of the Company, under its corporate seal, and attested by its Secretary or one of its Assistant Secretaries the Underwriting Agreement with such changes, amendments, additions, deletions and modifications as the officer so acting may deem necessary; and further

     RESOLVED, that all actions heretofore taken by officers, employees and agents of the Company in furtherance of the transactions contemplated by these resolutions are hereby ratified, adopted and approved; and further

     RESOLVED, that all officers, employees and agents of the Company are hereby authorized and directed to take any actions they deem necessary to implement the intent of the foregoing resolutions.

                                                        Exhibit A



THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (THE "DEPOSITARY") OR A NOMINEE OF THE DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TO THE COMPANY (AS DEFINED BELOW) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE TO BE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY AND ANY AMOUNT PAYABLE THEREUNDER IS MADE PAYABLE TO CEDE & CO. OR SUCH OTHER NAME, ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

UNLESS AND UNTIL THIS NOTE IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE REGISTERED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO THE NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

                      CRESTAR FINANCIAL CORPORATION
         8 3/4% SUBORDINATED NOTE DUE NOVEMBER 15, 2004


No. 1                                                        CUSIP 226 091 AC0

      Crestar Financial Corporation, a corporation duly organized and existing under the laws of the Commonwealth of Virginia (hereinafter called the "Company," which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO. or registered assigns the principal sum of $150,000,000 (ONE HUNDRED AND FIFTY MILLION DOLLARS) at the office or agency of the Company in the Borough of Manhattan, the City and State of New York or the City of Richmond, Virginia, on November 15, 2004, in such coin or currency of the United States of America as at the time shall be legal tender for the payment of public and private debts, and to pay interest semi-annually on May 15 and November 15 of each year on said principal sum, commencing May 15, 1995, at the rate of 8 % per annum, at said offices or agencies, in like coin or currency, from November 15, 1994, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, until payment of such principal sum has been made or duly provided for. The interest so payable on any May 15 or November 15 will, subject to certain exceptions provided in the Indenture referred to herein, be paid to the person in whose name this Note is registered at the close of business on the April 30 or October 31, as the case may be, next preceding such May 15 or November 15 and may, at the option of the Company, be paid by check mailed to the registered address of such person. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may be paid by the Company, at its election, either to the person in whose name this Note is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof to be given to the Holder of this Note not less than 10 days prior to such Special Record Date, or at any time in any other lawful manner, all as more
fully provided in said Indenture.   Additional provisions of this Note
are set forth  on  the  reverse   hereof  including,  without
limitation, provisions subordinating the payment of principal and interest on the Notes to the prior payment in full of Senior
Indebtedness  as defined in  the Indenture.   Such provisions  shall for
all purposes have the same effect as though fully set forth at this place. This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereof shall have been signed by the Trustee or a duly appointed authenticating agent under the Indenture referred to herein.

      IN WITNESS WHEREOF, Crestar Financial Corporation has caused this instrument to be duly executed under its corporate seal.

Dated:      November 16, 1994                   CRESTAR FINANCIAL CORPORATION

ATTEST:

                                             BY:_______________________________
                                                   Vice Chairman of the Board
___________________________________
           Secretary

[SEAL]

                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

      THIS IS ONE OF THE SECURITIES OF THE SERIES DESIGNATED THEREIN REFERRED TO IN THE WITHIN-MENTIONED INDENTURE.

                               CHEMICAL BANK, AS TRUSTEE


                               BY:____________________________________
                                        AUTHORIZED OFFICER

     This Note is one of a duly authorized issue of securities of the Company (herein called the "Securities"), all issued or to be issued in one or more series under and pursuant to an Indenture, dated as of September 1, 1993 (herein called the "Indenture"), duly executed and delivered by the Company to Chemical Bank, a New York corporation, as Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Trustee, the Company, and the Holders of the Securities and of the termsupon which the Securities are, and are to be, authenticated and delivered. This Note is one of the series designated on the face hereof, limited in aggregate principal amount to $150,000,000 (the "Notes").

     The Notes will mature on November 15, 2004, and are not redeemable prior to maturity. The payment of principal of and interest on this
Note is expressly subordinated and subject in right of payment, as provided in the Indenture, to the prior payment of any and all Senior Indebtedness of the Company, as defined in the Indenture. This Note is issued subject to such provisions, and each holder of this Note, by accepting the same, agrees, expressly for the benefit of the present and future holders of Senior Indebtedness, whether now or hereafter outstanding, to and shall be bound by such provisions.

     If an Event of Default (defined in the Indenture as certain events involving the bankruptcy, insolvency or reorganization of the Company) shall occur and be continuing, the principal of all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding, as defined in the Indenture, of each series to be affected, provided, however, that no such supplemental indenture shall change the Stated Maturity of any Security, or reduce the principal amount thereof, or reduce the rate or change the time of payment of interest thereon,or make the principal thereof or interest thereon payable in any coin or currency other than that hereinbefore provided, or change the place of payment thereof, or impair or affect the right of any Holder of a Security to institute suit for payment thereof, or reduce the aforesaid percentage of Securities, the consent of the Holders of which is required for any such supplemental indenture, without the consent of the Holder of each Outstanding Security affected thereby. It is also provided in the Indenture that the Holders of not less than a majority in aggregate principal amount of the Notes at the time Outstanding may on behalf of the Holders of all of the Notes waive compliance by the Company with certainprovisions of the Indenture and any past default under the Indenture with respect to the Notes and its consequences, except a default in the payment of the principal of or interest on any of the Notes or a default with respect to any provision of the Indenture that cannot be modified or amended without the consent of the Holder of each Outstanding Note.

     Subject to the rights of the Holders of Senior Indebtedness of the Company set forth in this Note and as provided in the Indenture, no reference herein to the Indenture and no provision of this Note or of the Indenture shall alter orimpair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rates, and in the coin or currency as herein prescribed.

     The Notes are issuable in registered form without coupons and will be sold in denominations of $1,000 and integral multiples of $1,000 in excess thereof. Upon due presentment for registration of transfer of this Note at the office or agency of the Company in the Borough of Manhattan, the City and State of New York or the City of Richmond, Virginia, or any other location as may be provided for pursuant to the Indenture, a new Note or Notes of authorized denominations foran equal aggregate principal amount will be issued to the transferee in exchange herefor, subject to the limitations provided in the Indenture, without charge except for any tax or other governmental charge imposed in connection therewith.

     This Note may be exchanged for certificated securities registered in the names of the various beneficial owners hereof only if (a) the Depositary is at any time unwilling or unable to continue as Depositary or is ineligible to actas Depositary under the Indenture and a successor Depositary is not appointed by the Company within 90 days, or
(b) the Company elects to issue certificated securities to all beneficial owners (as certified to the Company by the Depositary or a successor Depositary) of the Notes.

     The Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name this Note is registered as the owner of this Note, for the purpose of receiving payment of or on account of the principal hereof and, subject to the provisions on the face hereof, interest hereon, and for all other purposes, whether or not this Noteshall be overdue and neither the Company nor the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

     This Note shall be deemed to be a contract made under the laws of the Commonwealth of Virginia and for all purposes shall be governed by and construed in accordance with the laws of said Commonwealth, provided, however, that the rights, duties, immunities and standard of care of the Trustee under the Indenture shall be governed by the laws of the State of New York.

     All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.




                              ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:


TEN COM-- as tenants in common     UNIT GIFT MIN ACT--........Custodian....
TEN ENT-- as tenants by the               (Cus)            (Minor)
          entireties               Under Uniform Gifts to Minors
 JT TEN-- as joint tenants with    Act...........................
          rights of survivor-               (State)
          ship and not as Tenants
          in Common


    Additional abbreviations may also be used though not in the above list.

                              FORM OF TRANSFER

    FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto


PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

        (Please print or typewrite name and address of assignee)

the within Note and does hereby irrevocably constitute and appoint _______________ (Attorney) to transfer the said Note in the Security Register of the Company, with full power of substitution in the premises.

Dated:  _________________                           _________________________
                                              NOTICE:  The signature to this
                                              assignment must correspond with
                                              the name as written upon the face
                                              of this Note in every particular
                                              without alteration or enlargement
                                              or any change whatever.
______________________________________
SIGNATURE GUARANTEED:  The signature
must be guaranteed by a commercial bank
or trust company or by a member firm of
the New York Stock Exchange or another
national securities exchange. Notarized
or witnessed signatures are not acceptable.